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                                                                   EXHIBIT 10.17
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                      CENTURY BUSINESS CREDIT CORPORATION
                             119 West 40th Street
                         New York, New York 10018-2566

                                                                  March 30, 2000

Tommy Hilfiger U.S.A., Inc.
25 West 39/th/ Street
New York, New York 10018

Ladies and Gentlemen:

     Reference is made to the Factoring Agreement between us dated as of April 1, 1998 (as amended, modified, restated and/or supplemented from time to time, the "Agreement"). Any capitalized term used herein which is not otherwise defined shall have the meaning given to such term in the Agreement. The parties hereby agree that the Agreement is amended as follows:

     1.   Paragraph 6 is hereby amended in its entirety to provide as follows:

               "6. Collections of our Receivables, less any sums remitted or otherwise paid to us or for our account, or debited to our account hereunder, shall be payable by you to us on the third business day following the date such collections are credited to us. However, if any Receivable as to which you have approved the credit standing of the customer shall not be paid by reason of the customer's bankruptcy or insolvency or within 120 days of maturity, you will pay us the purchase price thereof on the earlier of (a) the first Tuesday of the month following such customer's bankruptcy or insolvency, or (b) the first Tuesday following the Receivable becoming 120 days past due without dispute. Upon such payment to or for us, our assignment of the Receivable shall be effective to transfer title to such Receivable to you. The purchase price of Receivables sold and assigned to you each month shall be the net amount thereof, as herein defined, less the amount of your commission on the purchase of such Receivables as provided in paragraph 7 hereof. As used herein, the term "net amount" of Receivables shall mean the gross amount of Receivables, less returns, allowances and discounts to customers upon shortest or longest selling terms, as you may elect. To the extent a customer does not take advantage of an early payment discount made available to it and as a result thereof, you receive amounts in excess of the net amount of such Receivable, you will remit such amount to us."

     2.   Paragraph 7 is hereby amended in its entirety to provide as follows:

               "7. For your services hereunder with respect to our sales, you shall receive a commission, which shall be chargeable to our account with you on the last day of each month, equal to the product of (a) the net face amount of each credit approved Receivable less selling discounts and (b) the commission rate set forth below opposite the applicable period in which such sale is made:
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               Period                             Commission Rate
               ------                             ---------------

               April 1, 1998 through              .3175%
               March 31, 1999

               April 1, 1999 through              .30000%
               March 31, 2000

               April 1, 2000 and thereafter       .1500%"

     3. The first sentence of paragraph 13 is hereby amended in its entirety as follows:

               "13. The term of this Agreement began as of January 2, 1990 and shall continue until March 31, 2001."

     Except as specifically provided herein, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith as amended, modified, restated or supplemented, shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of the undersigned, nor constitute a waiver of any provision of the Agreement or any other documents, instruments or agreements executed and/or delivered under or in connection therewith as amended, modified, restated or supplemented.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of law provisions thereof).

     This letter agreement may be executed in one or more counterparts each of which taken together shall constitute one and the same letter agreement. Any signature delivered by a party via facsimile shall be deemed to be an original signature hereto.

     This letter agreement will only become effective upon execution of this letter agreement by you.

                                   Very truly yours,

                                   CENTURY BUSINESS CREDIT CORPORATION

                                   By: /s/ Thomas V. Pizzo
                                      --------------------
                                      Name: Thomas V. Pizzo
                                      Title: President
Consented and Agreed to:

TOMMY HILFIGER U.S.A., INC.

By: /s/ Joel H. Newman
   --------------------
   Name: Joel H. Newman
   Title: President - Finance and Administration

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